Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

The undersigned officers of United Components, Inc. hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	the annual report on Form 10-K of United Components, Inc. for the period ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of United Components, Inc.

Date: March 30, 2005

By: /s/ BRUCE M. ZORICH

Name:	Bruce M. Zorich
Title:	Chief Executive Officer

Date: March 30, 2005

By: /s/ CHARLES T. DICKSON

Name:	Charles T. Dickson
Title:	Chief Financial Officer

     The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.